Exhibit 99.1

The Bancorp, Inc. Reports Third Quarter 2023 Financial Results

Wilmington, DE – October 26, 2023 – The Bancorp, Inc. ("The Bancorp" or “we”) (NASDAQ: TBBK), a financial holding company, today reported financial results for the third quarter of 2023.

Highlights

•	The Bancorp reported net income of $50.1 million, or $0.92 per diluted share, for the quarter ended September 30, 2023, compared to net income of $30.6 million, or $0.54 per diluted share, for the quarter ended September 30, 2022, or a 70% increase in income per diluted share.

•	Return on assets and equity for the quarter ended September 30, 2023 amounted to 2.7% and 26%, respectively, compared to 1.7% and 18%, respectively, for the quarter ended September 30, 2022 (all percentages “annualized”).

•	Net interest income increased 37% to $88.9 million for the quarter ended September 30, 2023, compared to $64.7 million for the quarter ended September 30, 2022. Net interest income increases reflected the impact of continuing Federal Reserve rate increases on The Bancorp’s variable rate loans and securities.

•	Net interest margin amounted to 5.07% for the quarter ended September 30, 2023, compared to 3.69% for the quarter ended September 30, 2022, and 4.83% for the quarter ended June 30, 2023.

•	Loans, net of deferred fees and costs were $5.20 billion at September 30, 2023, compared to $5.49 billion at December 31, 2022 and $5.27 billion at September 30, 2022. Those changes reflected a decrease of 1% quarter over linked quarter and a decrease of 1% year over year.

•	Gross dollar volume (“GDV”), representing the total amounts spent on prepaid and debit cards, increased $4.85 billion, or 17%, to $32.97 billion for the quarter ended September 30, 2023, compared to the quarter ended September 30, 2022. The increase reflects continued organic growth with existing partners and the impact of clients added within the past year. Total prepaid, debit card, ACH and other payment fees increased 12% to $24.1 million for the third quarter of 2023 compared to the third quarter of 2022.

•	Small business loans (“SBL”), including those held at fair value, grew 13% year over year to $830.1 million at September 30, 2023, and 3% quarter over linked quarter. That growth excludes Paycheck Protection Program (“PPP”) loan balances which amounted to $2.3 million and $6.7 million at September 30, 2023 and September 30, 2022, respectively.

•	Direct lease financing balances increased 12% year over year to $670.2 million at September 30, 2023, and 2% quarter over linked quarter.

•	At September 30, 2023, real estate bridge loans of $1.85 billion had grown 1% compared to the $1.83 billion balance at June 30, 2023, and 24% compared to the September 30, 2022 balance of $1.49 billion. These real estate bridge loans consist entirely of apartment buildings.

•	Security backed lines of credit (“SBLOC”), insurance backed lines of credit (“IBLOC”) and investment advisor financing loans collectively decreased 24% year over year and decreased 7% quarter over linked quarter to $1.92 billion at September 30, 2023.

•	The average interest rate on $6.41 billion of average deposits and interest-bearing liabilities during the third quarter of 2023 was 2.50%. Average deposits of $6.29 billion for the third quarter of 2023 reflected an increase of 3% from the $6.11 billion of average deposits for the quarter ended September 30, 2022, and a 3% decrease from $6.48 billion of average deposits in the second quarter of 2023. The decrease reflected the planned exit of $200 million of higher cost funds on July 1, 2023. Not included in deposit totals are deposits which are sold to other financial institutions totaling $334.7 million at September 30, 2023.

•	The Bancorp emphasizes safety and soundness, and liquidity. The vast majority of its funding is comprised of insured and small balance accounts. The Bancorp also has lines of credit with U.S. government agencies totaling approximately $2.7 billion as of September 30, 2023, as well as access to other liquidity.

•	As of September 30, 2023, tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 10.92%, 15.53%, 16.04% and 15.53%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively. The Bancorp and its wholly owned subsidiary, The Bancorp Bank, National Association, each remain well capitalized under banking regulations.

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•	Book value per common share at September 30, 2023 was $14.36 per share compared to $11.81 per common share at September 30, 2022, an increase of 22%.

•	The Bancorp repurchased 685,478 shares of its common stock at an average cost of $36.47 per share during the quarter ended September 30, 2023.

CEO and President Damian Kozlowski commented, “The Bancorp continues to produce record core profitability and exemplar financial performance in a challenging interest rate and macro environment for most financial institutions. We are initiating 2024 preliminary guidance of $4.25 a share without including the impact of share buybacks. The 2024 guidance is 18% earnings growth over 2023 guidance. In addition, as a result of our investments in growth and efficiency, the Bancorp’s increased ROE is driving a continued increase in our regulatory capital ratios. With the reg ii Durbin balance sheet limit of $10 billion, we are fast approaching the maximum equity capital needed to support our business growth into the future. Therefore, we are significantly increasing our planned buyback in 2024 by $100 million to $200 million or $50 million a quarter from $25 million a quarter.”

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, October 27, 2023 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or you may dial 1.888.259.6580, conference code 63043391. You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, November 3, 2023 by dialing 1.877.674.7070, access code 043391#.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), headquartered in Wilmington, Delaware, through its subsidiary, The Bancorp Bank, National Association, (or “The Bancorp Bank, N. A.”) provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp provides partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. With over 20 years of experience, The Bancorp has become a leader in the financial services industry, earning recognition as the #1 issuer of prepaid cards in the U.S., a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, with one of the few bank-owned commercial vehicle leasing groups. By its company-wide commitment to excellence, The Bancorp has also been ranked as one of the 100 Fastest-Growing Companies by Fortune, a Top 50 Employer by Equal Opportunity Magazine and was selected to be included in the S&P Small Cap 600. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “intend,” “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words, and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this press release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

andres.viroslav@thebancorp.com

Source: The Bancorp, Inc.

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The Bancorp, Inc.

Financial highlights

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
Consolidated condensed income statements	2023	2022	2023	2022
	(Dollars in thousands, except per share and share data)

Net interest income	$88,882	$64,659	$261,893	$172,081
Provision for credit losses	1,752	822	4,016	4,331
Non-interest income
ACH, card and other payment processing fees	2,553	2,230	7,153	6,552
Prepaid, debit card and related fees	21,513	19,175	67,013	57,865
Net realized and unrealized gains on commercial loans, at fair value	525	745	4,171	11,262
Leasing related income	1,767	1,048	4,768	3,566
Other non-interest income	422	228	2,000	698
Total non-interest income	26,780	23,426	85,105	79,943
Non-interest expense
Salaries and employee benefits	30,475	28,001	93,427	77,848
Data processing expense	1,404	1,292	4,123	3,727
Legal expense	1,203	907	3,110	3,175
Legal settlement	—	—	—	1,152
Civil money penalty	—	1,750	—	1,750
FDIC insurance	806	679	2,233	2,326
Software	4,427	4,001	12,981	12,030
Other non-interest expense	9,144	8,200	29,558	24,019
Total non-interest expense	47,459	44,830	145,432	126,027
Income before income taxes	66,451	42,433	197,550	121,666
Income tax expense	16,314	11,829	49,282	31,694
Net income	50,137	30,604	148,268	89,972

Net income per share - basic	$0.93	$0.54	$2.70	$1.58

Net income per share - diluted	$0.92	$0.54	$2.68	$1.56
Weighted average shares - basic	54,175,184	56,429,425	54,828,547	56,782,524
Weighted average shares - diluted	54,738,610	57,008,224	55,336,354	57,510,986

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Condensed consolidated balance sheets	September 30,	June 30,	December 31,	September 30,
	2023 (unaudited)	2023 (unaudited)	2022	2022 (unaudited)
	(Dollars in thousands, except share data)
Assets:
Cash and cash equivalents
Cash and due from banks	$4,881	$6,496	$24,063	$22,537
Interest earning deposits at Federal Reserve Bank	898,533	874,050	864,126	700,175
Total cash and cash equivalents	903,414	880,546	888,189	722,712

Investment securities, available-for-sale, at fair value	756,636	776,410	766,016	790,594
Commercial loans, at fair value	379,603	396,581	589,143	818,040
Loans, net of deferred fees and costs	5,198,972	5,267,574	5,486,853	5,267,375
Allowance for credit losses	(24,145)	(23,284)	(22,374)	(19,689)
Loans, net	5,174,827	5,244,290	5,464,479	5,247,686
Federal Home Loan Bank, Atlantic Central Bankers Bank, and Federal Reserve Bank stock	20,157	20,157	12,629	12,629
Premises and equipment, net	28,978	26,408	18,401	18,443
Accrued interest receivable	34,159	34,062	32,005	25,506
Intangible assets, net	1,751	1,850	2,049	2,149
Other real estate owned	18,756	20,952	21,210	18,873
Deferred tax asset, net	20,379	19,215	19,703	27,241
Other assets	127,107	122,435	89,176	93,201
Total assets	$7,465,767	$7,542,906	$7,903,000	$7,777,074

Liabilities:
Deposits
Demand and interest checking	$6,455,043	$6,554,967	$6,559,617	$5,934,591
Savings and money market	49,428	68,084	140,496	575,381
Time deposits, $100,000 and over	—	—	330,000	401,331
Total deposits	6,504,471	6,623,051	7,030,113	6,911,303

Securities sold under agreements to repurchase	42	42	42	42
Senior debt	95,771	95,682	99,050	98,958
Subordinated debenture	13,401	13,401	13,401	13,401
Other long-term borrowings	9,861	9,917	10,028	38,928
Other liabilities	68,533	51,646	56,335	50,704
Total liabilities	$6,692,079	$6,793,739	$7,208,969	$7,113,336

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 53,867,129 and 56,201,560 shares issued and outstanding at September 30, 2023 and 2022, respectively	53,867	54,542	55,690	56,202
Additional paid-in capital	234,320	256,115	299,279	311,569
Retained earnings	517,587	467,450	369,319	329,078
Accumulated other comprehensive loss	(32,086)	(28,940)	(30,257)	(33,111)
Total shareholders' equity	773,688	749,167	694,031	663,738

Total liabilities and shareholders' equity	$7,465,767	$7,542,906	$7,903,000	$7,777,074

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Average balance sheet and net interest income	Three months ended September 30, 2023			Three months ended September 30, 2022
	(Dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate

Interest earning assets:
Loans, net of deferred fees and costs(2)	$5,603,514	$110,506	7.89%	$5,904,996	$75,536	5.12%
Leases-bank qualified(3)	4,585	110	9.60%	3,299	55	6.67%
Investment securities-taxable	768,364	9,647	5.02%	824,178	6,792	3.30%
Investment securities-nontaxable(3)	3,005	50	6.66%	3,559	31	3.48%
Interest earning deposits at Federal Reserve Bank	639,946	8,689	5.43%	267,424	1,525	2.28%
Net interest earning assets	7,019,414	129,002	7.35%	7,003,456	83,939	4.79%

Allowance for credit losses	(23,147)			(19,111)
Other assets	338,085			212,078
	$7,334,352			$7,196,423

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$6,229,668	$37,913	2.43%	$5,545,115	$12,726	0.92%
Savings and money market	56,538	518	3.66%	479,260	2,792	2.33%
Time deposits	—	—	—	87,562	547	2.50%
Total deposits	6,286,206	38,431	2.45%	6,111,937	16,065	1.05%

Short-term borrowings	—	—	—	200,423	1,235	2.46%
Repurchase agreements	41	—	—	41	—	—
Long-term borrowings	9,889	128	5.18%	39,035	506	5.19%
Subordinated debentures	13,401	293	8.75%	13,401	177	5.28%
Senior debt	95,714	1,234	5.16%	98,910	1,279	5.17%
Total deposits and liabilities	6,405,251	40,086	2.50%	6,463,747	19,262	1.19%

Other liabilities	167,673			72,539
Total liabilities	6,572,924			6,536,286

Shareholders' equity	761,428			660,137
	$7,334,352			$7,196,423
Net interest income on tax equivalent basis(3)		$88,916			$64,677

Tax equivalent adjustment		34			18

Net interest income		$88,882			$64,659
Net interest margin(3)			5.07%			3.69%

(1)Interest on loans for 2023 and 2022 includes $7,000 and $21,000, respectively, of interest and fees on PPP loans.
(2)Includes commercial loans, at fair value. All periods include non-accrual loans.
(3)Full taxable equivalent basis, using 21% respective statutory federal tax rates in 2023 and 2022.

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Average balance sheet and net interest income	Nine months ended September 30, 2023			Nine months ended September 30, 2022
	(Dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate

Interest earning assets:
Loans, net of deferred fees and costs(2)	$5,772,266	$324,009	7.48%	$5,531,902	$181,174	4.37%
Leases-bank qualified(3)	3,920	279	9.49%	3,657	185	6.75%
Investment securities-taxable	773,485	28,820	4.97%	880,426	17,115	2.59%
Investment securities-nontaxable(3)	3,193	144	6.01%	3,559	93	3.48%
Interest earning deposits at Federal Reserve Bank	640,554	24,271	5.05%	499,104	2,876	0.77%
Net interest earning assets	7,193,418	377,523	7.00%	6,918,648	201,443	3.88%

Allowance for credit losses	(23,192)			(19,087)
Other assets	269,072			203,143
	$7,439,298			$7,102,704

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$6,343,711	$106,984	2.25%	$5,598,028	$18,522	0.44%
Savings and money market	88,738	2,465	3.70%	522,525	4,192	1.07%
Time deposits	27,802	858	4.11%	29,508	547	2.47%
Total deposits	6,460,251	110,307	2.28%	6,150,061	23,261	0.50%

Short-term borrowings	6,758	234	4.62%	71,589	1,267	2.36%
Repurchase agreements	41	—	—	41	—	—
Long-term borrowings	9,945	382	5.12%	39,286	506	1.72%
Subordinated debentures	13,401	825	8.21%	13,401	432	4.30%
Senior debt	97,220	3,793	5.20%	98,817	3,838	5.18%
Total deposits and liabilities	6,587,616	115,541	2.34%	6,373,195	29,304	0.61%

Other liabilities	117,822			71,413
Total liabilities	6,705,438			6,444,608

Shareholders' equity	733,860			658,096
	$7,439,298			$7,102,704
Net interest income on tax equivalent basis(3)		$261,982			$172,139

Tax equivalent adjustment		89			58

Net interest income		$261,893			$172,081
Net interest margin(3)			4.86%			3.32%

(1)Interest on loans for 2023 and 2022 includes $27,000 and $502,000, respectively, of interest and fees on PPP loans.
(2)Includes commercial loans, at fair value. All periods include non-accrual loans.
(3)Full taxable equivalent basis, using 21% respective statutory federal tax rates in 2023 and 2022.

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Allowance for credit losses	Nine months ended		Year ended
	September 30,	September 30,	December 31,
	2023 (unaudited)	2022 (unaudited)	2022
	(Dollars in thousands)

Balance in the allowance for credit losses at beginning of period	$22,374	$17,806	$17,806

Loans charged-off:
SBA non-real estate	871	861	885
Direct lease financing	2,804	312	576
Consumer - other	3	—	—
Total	3,678	1,173	1,461

Recoveries:
SBA non-real estate	446	57	140
SBA commercial mortgage	75	—	—
Direct lease financing	220	108	124
Consumer - home equity	299	—	—
Other loans	—	—	24
Total	1,040	165	288
Net charge-offs	2,638	1,008	1,173
Provision for credit losses, excluding commitment provision	4,409	2,891	5,741

Balance in allowance for credit losses at end of period	$24,145	$19,689	$22,374
Net charge-offs/average loans	0.05%	0.02%	0.03%
Net charge-offs/average assets	0.04%	0.01%	0.02%

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Loan portfolio	September 30,	June 30,	December 31,	September 30,
	2023 (unaudited)	2023 (unaudited)	2022	2022 (unaudited)
	(Dollars in thousands)

SBL non-real estate	$130,579	$117,621	$108,954	$116,080
SBL commercial mortgage	547,107	515,008	474,496	429,865
SBL construction	19,204	32,471	30,864	26,841
Small business loans	696,890	665,100	614,314	572,786
Direct lease financing	670,208	657,316	632,160	599,796
SBLOC / IBLOC(1)	1,720,513	1,883,607	2,332,469	2,369,106
Advisor financing(2)	199,442	173,376	172,468	168,559
Real estate bridge loans	1,848,224	1,826,227	1,669,031	1,488,119
Other loans(3)	55,800	55,644	61,679	64,980
	5,191,077	5,261,270	5,482,121	5,263,346
Unamortized loan fees and costs	7,895	6,304	4,732	4,029
Total loans, including unamortized fees and costs	$5,198,972	$5,267,574	$5,486,853	$5,267,375

Small business portfolio	September 30,	June 30,	December 31,	September 30,
	2023 (unaudited)	2023 (unaudited)	2022	2022 (unaudited)
	(Dollars in thousands)

SBL, including unamortized fees and costs	$705,790	$673,667	$621,641	$579,156
SBL, included in loans, at fair value	126,543	134,131	146,717	159,914
Total small business loans(4)	$832,333	$807,798	$768,358	$739,070

(1)SBLOC are collateralized by marketable securities, while IBLOC are collateralized by the cash surrender value of insurance policies. At September 30, 2023 and December 31, 2022, IBLOC loans amounted to $712.6 million and $1.12 billion, respectively.

(2)In 2020 The Bancorp began originating loans to investment advisors for purposes of debt refinancing, acquisition of another firm or internal succession. Maximum loan amounts are subject to loan-to-value (“LTV”) ratios of 70% of the business enterprise value based on a third-party valuation, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.

(3)Includes demand deposit overdrafts reclassified as loan balances totaling $215,000 and $2.6 million at September 30, 2023 and December 31, 2022, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for credit losses and are immaterial.

(4)The SBLs held at fair value are comprised of the government guaranteed portion of 7(a) Program loans at the dates indicated.

Small business loans as of September 30, 2023

Loan principal
(Dollars in millions)
U.S. government guaranteed portion of SBA loans(1)	$392
PPP loans(1)	2
Commercial mortgage SBA(2)	273
Construction SBA(3)	11
Non-guaranteed portion of U.S. government guaranteed 7(a) Program loans(4)	109
Non-SBA SBLs	35
Total principal	$822
Unamortized fees and costs	10
Total SBLs	$832

(1)Includes the portion of SBA 7(a) Program loans and PPP loans which have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.

(2)Substantially all these loans are made under the 504 Program, which dictates origination date LTV percentages, generally 50-60%, to which The Bancorp adheres.

(3)Includes $4.0 million in 504 Program first mortgages with an origination date LTV of 50-60%, and $7.0 million in SBA interim loans with an approved SBA post-construction full takeout/payoff.

(4)Includes the unguaranteed portion of 7(a) Program loans which are 70% or more guaranteed by the U.S. government. SBA 7(a) Program loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7(a) Program loans and 504 Program loans require the personal guaranty of all 20% or greater owners.

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Small business loans by type as of September 30, 2023

(Excludes government guaranteed portion of SBA 7(a) Program and PPP loans)

	SBL commercial mortgage(1)	SBL construction(1)	SBL non-real estate	Total	% Total
	(Dollars in millions)
Hotels (except casino hotels) and motels	$74	$—	$—	$74	17%
Full-service restaurants	24	6	2	32	7%
Funeral homes and funeral services	27	—	—	27	6%
Car washes	19	—	—	19	4%
Child day care services	15	1	1	17	4%
Outpatient mental health and substance abuse centers	15	—	—	15	4%
Homes for the elderly	13	—	—	13	3%
Gasoline stations with convenience stores	12	—	—	12	3%
Fitness and recreational sports centers	8	—	2	10	2%
Lessors of other real estate property	9	—	1	10	2%
Offices of lawyers	9	—	—	9	2%
General warehousing and storage	7	—	—	7	2%
Plumbing, heating, and air-conditioning companies	6	—	1	7	2%
Caterers	6	—	—	6	1%
Limited-service restaurants	3	1	3	7	2%
Specialty trade contractors	5	—	—	5	1%
Lessors of residential buildings and dwellings	5	—	—	5	1%
Miscellaneous durable goods merchant	5	—	—	5	1%
Packaged frozen food merchant wholesalers	5	—	—	5	1%
Technical and trade schools	5	—	—	5	1%
All other amusement and recreation	4	—	—	4	1%
Offices of dentists	3	—	—	3	1%
Vocational rehabilitation services	—	3	—	3	1%
Other warehousing and storage	3	—	—	3	1%
Other(2)	96	1	28	125	30%
Total	$378	$12	$38	$428	100%

(1)Of the SBL commercial mortgage and SBL construction loans, $106.0 million represents the total of the non-guaranteed portion of SBA 7(a) Program loans and non-SBA loans. The balance of those categories represents SBA 504 Program loans with 50%-60% origination date LTVs.

(2)Loan types of less than $3.0 million are spread over approximately one hundred different business types.

State diversification as of September 30, 2023

(Excludes government guaranteed portion of SBA 7(a) Program loans and PPP loans)

	SBL commercial mortgage(1)	SBL construction(1)	SBL non-real estate	Total	% Total
	(Dollars in millions)
California	$78	$4	$3	$85	20%
Florida	69	1	3	73	17%
North Carolina	39	1	2	42	10%
New York	24	1	3	28	7%
New Jersey	17	3	4	24	6%
Texas	19	—	4	23	5%
Pennsylvania	21	—	1	22	5%
Georgia	18	1	2	21	5%
Other States <$15 million	93	1	16	110	25%
Total	$378	$12	$38	$428	100%

(1)Of the SBL commercial mortgage and SBL construction loans, $106.0 million represents the total of the non-guaranteed portion of SBA 7(a) Program loans and non-SBA loans. The balance of those categories represents SBA 504 Program loans with 50%-60% origination date LTVs.

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Top 10 loans as of September 30, 2023

Type(1)	State	SBL commercial mortgage
	(Dollars in millions)
Mental health and substance abuse center	FL	$10
Funeral homes and funeral services	ME	9
Hotel	FL	8
Offices of lawyers	CA	8
Hotel	NC	7
General warehousing and storage	PA	7
Hotel	FL	6
Hotel	NY	6
Hotel	NC	6
Mental health and substance abuse center	NJ	5
Total		$72

(1)The table above does not include loans to the extent that they are U.S. government guaranteed.

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Commercial real estate loans, excluding SBA loans, are as follows including LTV at origination:

Type as of September 30, 2023

Type	# Loans	Balance	Weighted average origination date LTV	Weighted average interest rate
	(Dollars in millions)
Real estate bridge loans (multi-family apartment loans recorded at amortized cost)(1)	139	$1,848	71%	9.30%

Non-SBA commercial real estate loans, at fair value:
Multi-family (apartment bridge loans)(1)	11	$207	76%	8.80%
Hospitality (hotels and lodging)	2	27	65%	9.80%
Retail	2	12	72%	7.30%
Other	2	9	73%	5.00%
	17	255	75%	8.69%
Fair value adjustment		(2)
Total non-SBA commercial real estate loans, at fair value		253
Total commercial real estate loans		$2,101	72%	9.24%

(1)In the third quarter of 2021, we resumed the origination of multi-family apartment loans. These are similar to the multi-family apartment loans carried at fair value, but at origination are intended to be held on the balance sheet, so they are not accounted for at fair value.

State diversification as of September 30, 2023			15 largest loans as of September 30, 2023

State	Balance	Origination date LTV	State	Balance	Origination date LTV
(Dollars in millions)			(Dollars in millions)
Texas	$780	73%	Texas	$46	75%
Georgia	243	69%	Texas	44	72%
Florida	204	70%	Tennessee	40	72%
Tennessee	88	70%	Texas	39	75%
Michigan	82	71%	Texas	39	79%
Ohio	72	67%	Texas	37	80%
Indiana	66	72%	Michigan	37	62%
Other States each <$65 million	566	73%	Florida	35	72%
Total	$2,101	72%	Indiana	34	76%
			Texas	33	62%
			Texas	33	67%
			Michigan	33	79%
			Oklahoma	31	78%
			Tennessee	30	71%
			Georgia	29	69%
			15 largest commercial real estate loans	$540	73%

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Institutional banking loans outstanding at September 30, 2023

Type	Principal	% of total
	(Dollars in millions)
SBLOC	$1,008	53%
IBLOC	713	37%
Advisor financing	199	10%
Total	$1,920	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While the value of equities has fallen in excess of 30% in recent years, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Second, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the percentage of principal to collateral.

Top 10 SBLOC loans at September 30, 2023

	Principal amount	% Principal to collateral
	(Dollars in millions)
	$12	25%
	9	39%
	9	44%
	9	62%
	9	95%
	8	77%
	8	71%
	8	28%
	7	75%
	7	34%
Total and weighted average	$86	54%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of eligible life insurance policies which have been assigned to us.  We generally lend up to 95% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, fifteen insurance companies have been approved and, as of September 30, 2023, all were rated A- (Excellent) or better by AM BEST.

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Direct lease financing by type as of September 30, 2023

	Principal balance(1)	% Total
	(Dollars in millions)
Construction	$118	18%
Waste management and remediation services	91	14%
Government agencies and public institutions(2)	89	13%
Real estate and rental and leasing	58	9%
Manufacturing	41	6%
Health care and social assistance	34	5%
Retail trade	34	5%
Finance and insurance	31	5%
Professional, scientific, and technical services	27	4%
Wholesale trade	16	2%
Transportation and warehousing	11	2%
Mining, quarrying, and oil and gas extraction	11	2%
Water supply and irrigation systems	9	1%
Other	100	14%
Total	$670	100%

(1)Of the total $670.0 million of direct lease financing, $588.0 million consisted of vehicle leases with the remaining balance consisting of equipment leases.

(2)Includes public universities and school districts.

Direct lease financing by state as of September 30, 2023

State	Principal balance	% Total
	(Dollars in millions)
Florida	$100	15%
Utah	66	10%
California	60	9%
Pennsylvania	41	6%
New Jersey	38	6%
New York	35	5%
North Carolina	34	5%
Texas	31	5%
Maryland	31	5%
Connecticut	28	4%
Idaho	17	3%
Washington	15	2%
Georgia	14	2%
Ohio	13	2%
Alabama	11	2%
Other States	136	19%
Total	$670	100%

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Capital ratios	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of September 30, 2023
The Bancorp, Inc.	10.92%	15.53%	16.04%	15.53%
The Bancorp Bank, National Association	12.13%	17.26%	17.77%	17.26%
"Well capitalized" institution (under federal regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2022
The Bancorp, Inc.	9.63%	13.40%	13.87%	13.40%
The Bancorp Bank, National Association	10.73%	14.95%	15.42%	14.95%
"Well capitalized" institution (under federal regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Selected operating ratios
Return on average assets(1)	2.71%	1.69%	2.66%	1.69%
Return on average equity(1)	26.12%	18.39%	27.01%	18.28%
Net interest margin	5.07%	3.69%	4.86%	3.32%

(1)Annualized

Book value per share table	September 30,	June 30,	December 31,	September 30,
	2023	2023	2022	2022
Book value per share	$14.36	$13.74	$12.46	$11.81

Loan quality table	September 30,	June 30,	December 31,	September 30,
	2023	2022	2022	2022
	(Dollars in thousands)
Nonperforming loans to total loans	0.30%	0.28%	0.33%	0.16%
Nonperforming assets to total assets	0.46%	0.47%	0.50%	0.35%
Allowance for credit losses to total loans	0.46%	0.44%	0.41%	0.37%

Nonaccrual loans	$15,100	$14,027	$10,356	$3,860
Loans 90 days past due still accruing interest	677	563	7,775	4,415
Other real estate owned	18,756	20,952	21,210	18,873
Total nonperforming assets	$34,533	$35,542	$39,341	$27,148

Gross dollar volume (GDV) (1)	Three months ended
	September 30,	June 30,	December 31,	September 30,
	2023	2023	2022	2022
	(Dollars in thousands)
Prepaid and debit card GDV	$32,972,249	$32,776,154	$29,454,074	$28,119,428

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank, N.A.

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Business line quarterly summary
Quarter ended September 30, 2023
(Dollars in millions)

		Balances
			% Growth
Major business lines	Average approximate rates(1)	Balances(2)	Year over year	Linked quarter annualized
Loans
Institutional banking(3)	6.7%	$ 1,920	(24%)	(27%)
Small business lending(4)	7.0%	832	13%	12%
Leasing	7.1%	670	12%	8%
Commercial real estate (non-SBA loans, at fair value)	8.7%	253	nm	nm
Real estate bridge loans (recorded at book value)	9.3%	1,848	24%	5%
Weighted average yield	7.8%	$ 5,523			Non-interest income
						% Growth
Deposits: Fintech solutions group					Current quarter	Year over year
Prepaid and debit card issuance, and other payments	2.5%	$ 6,007	11%	nm	$ 24.1	12%

(1)Average rates are for the three months ended September 30, 2023.

(2)Loan and deposit categories are based on period-end and average quarterly balances, respectively.

(3)Institutional Banking loans are comprised of security backed lines of credit (SBLOC), collateralized by marketable securities, insurance backed lines of credit (IBLOC), collateralized by the cash surrender value of eligible life insurance policies, and investment advisor financing.

(4)Small Business Lending is substantially comprised of SBA loans. Loan growth percentages exclude short-term PPP loans.

Summary of credit lines available

Notwithstanding that the vast majority of The Bancorp’s funding is comprised of insured and small balance accounts, The Bancorp maintains lines of credit exceeding potential liquidity requirements as follows. The Bancorp also has access to other substantial sources of liquidity.

September 30, 2023
(Dollars in thousands)
Federal Reserve Bank	$1,938,195
Federal Home Loan Bank	731,500
Total lines of credit available	$2,669,695

Estimated insured vs uninsured deposits

The vast majority of The Bancorp’s deposits are insured and low balance and accordingly do not constitute the liquidity risk experienced by certain institutions. Accordingly the deposit base is comprised as follows.

September 30, 2023
Insured	91%
Low balance accounts	5%
Other uninsured	4%
Total deposits	100%

Calculation of efficiency ratio(1)

	Three months ended
	September 30,	December 31,
	2023	2022
	(Dollars in thousands)
Net interest income	$88,882	$76,760
Non-interest income	26,780	25,740
Total revenue	$115,662	$102,500
Non-interest expense	$47,459	$43,475

Efficiency ratio	41%	42%

(1) The efficiency ratio is calculated by dividing GAAP total non-interest expense by the total of GAAP net interest income and non-interest income.  This ratio compares revenues generated with the amount of expense required to generate such revenues, and may be used as one measure of overall efficiency.

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